UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

ANDOVER NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55882	83-2216345
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

333 Avenue of the Americas, Suite 2000
Miami, FL	33131-2185
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 871-3333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Due to the outbreak of coronavirus disease 2019 (“COVID-19”), Andover National Corporation (the “Company”) is filing this Current Report on Form 8-K (the “Form 8-K”) to avail itself of an extension to file a required amendment (the “Amendment”) to its Current Report on Form 8-K filed on February 28, 2020 (the “Original Filing”), originally due by May 9, 2020, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”) regarding exemptions granted to certain public companies. The Original Filing relates to the entry by Smith’s Tree Care, LLC (“Buyer”), a Delaware limited liability company and an indirect subsidiary of the Company, into an Asset and Equity Purchase and Contribution Agreement (the “Purchase Agreement”) with Smith’s Tree Care, Inc., a Virginia corporation (“Seller”), Utro Crane Company, LLC, a Delaware limited liability company and indirect subsidiary of the Company, Utro Crane Company, Inc., a Virginia corporation, and ANC Green Solutions - Smith’s, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“ANC Smith’s”), pursuant to which, among other things, (i) Buyer purchased an undivided sixty percent (60%) interest in all of Seller’s right, title and interest in and to all of Seller’s property and assets (the “Acquired Assets”), in consideration for an aggregate purchase price payable by Buyer of approximately $3.0 million, subject to certain adjustments, as set forth in the Purchase Agreement and (ii) Seller conveyed, transferred, assigned and delivered to ANC Smith’s an undivided forty percent (40%) interest in the Acquired Assets in exchange for equity securities of ANC Smith’s.

The COVID-19 pandemic has caused severe disruptions across the United States which has prohibited the Company and its audit firm from traveling to the Seller’s business to complete the work necessary to complete the required audit thus preventing the Company from timely filing the required Item 9.01 financial statements to the Amendment. As such, the Company will be relying upon the 45-day grace period provided by the Order to delay filing the Amendment. The Company will file the Amendment by no later than June 23, 2020, 45 days after the original due date of the Amendment.

In light of the current COVID-19 pandemic, the Company provides the following risk factor explaining the impact of COVID-19 on its business:

The Company’s business, results of operations and financial condition may be materially adversely impacted by public health epidemics, including the recent coronavirus pandemic and other outbreaks.

The Company’s business, results of operations and financial condition may be materially adversely impacted if a public health epidemic, including the recent coronavirus outbreak, interferes with its ability, or the ability of its employees, workers, contractors, suppliers and other business partners to perform its and their respective responsibilities and obligations relative to the conduct of its business. A public health epidemic, including the coronavirus outbreak, poses the risk of disruptions from the temporary closure of third-party suppliers and manufacturers, disruptions related to the health of the employees of its operating businesses, the decreased willingness or ability of its customers to utilize its services and shutdowns that may be requested or mandated by governmental authorities. The extent to which the coronavirus impacts its results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

A copy of a letter from the Company’s registered independent public accounting firm, MaloneBailey, LLP, as required by the Order, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Form 8-K and the press release attached hereto include forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. The forward looking statements in this Form 8-K and the press release attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the risks and uncertainties and other factors discussed from time to time in the Company’s filings with the SEC, including its Annual Report filed with the SEC on March 30, 2020. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

99.1     Letter dated April 29, 2020 issued by MaloneBailey, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER NATIONAL CORPORATION

Date: April 29, 2020	By:	/s/ Jeffrey C. Piermont
	Name:	Jeffrey C. Piermont
	Title:	President and Chief Operating Officer